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                                                                    EXHIBIT 4.11
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                    BOMBARDIER CREDIT RECEIVABLES CORPORATION

                                    Purchaser



                                       and



                             BOMBARDIER CAPITAL INC.

                                     Seller





                               AMENDMENT NUMBER 2

                          Dated as of September 1, 2002


                                       to


                         RECEIVABLES PURCHASE AGREEMENT


                           Dated as of January 1, 1994


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                  AMENDMENT NUMBER 2 dated as of September 1, 2002 (this
"Amendment") to the RECEIVABLES PURCHASE AGREEMENT dated as of January 1, 1994, as amended by Amendment Number 1 dated as of January 1, 1997 (as so amended the "Receivables Purchase Agreement"), each between BOMBARDIER CREDIT RECEIVABLES CORPORATION, a Delaware corporation, as Purchaser, and BOMBARDIER CAPITAL INC., a Massachusetts corporation, as Seller.


                              W I T N E S S E T H:

                  WHEREAS, the Seller and Purchaser entered into the Receivables Purchase Agreement;

                  WHEREAS, revisions to Article 9 of the Uniform Commercial Code ("UCC") became effective in the State of Vermont and other jurisdictions on July 1, 2001, and, among other things, such revisions changed in certain respects the law governing perfection of certain security interests created under the UCC; and

                  WHEREAS, the Seller and the Purchaser wish to amend the Receivables Purchase Agreement in accordance with Section 8.01(a) thereof in connection with the revisions to the UCC referred to in the preceding recital;

                  NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01 Capitalized terms used and not defined herein shall have the meanings set forth in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, as the case may be.

                                   ARTICLE II

                                   Amendments

                  SECTION 2.01 The Receivables Purchase Agreement is hereby amended as follows:

                  (i) each reference to "the UCC as in effect in the State of Vermont" in the Receivables Purchase Agreement is replaced with a reference to "the UCC as in effect in the applicable jurisdiction";

                  (ii) each reference to "Section 9-105 of the UCC" in the Receivables Purchase Agreement is hereby replaced with a reference to "Section 9-102 of the UCC", and each reference to "Section 9-306 of the UCC" in the Receivables Purchase




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                  Agreement is hereby replaced with a reference to "Section
                  9-315 of the UCC"; and

                  (iii) the words "with the Secretary of the State of Vermont" in the fifth and sixth lines of paragraph (j) of Section 2.02 of the Receivables Purchase are hereby deleted in their entirety.

                                  ARTICLE III

                                  Miscellaneous

                  SECTION 3.01 Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 3.02 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

                  SECTION 3.03 Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any other document or instrument shall be deemed to mean the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment.

                  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




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                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                                  BOMBARDIER CREDIT RECEIVABLES
                                  CORPORATION, Purchaser



                                  By:_______________________________________
                                     Name:
                                     Title:



                                  By:______________________________________
                                     Name:
                                     Title:


                                  BOMBARDIER CAPITAL INC., Seller



                                  By:_______________________________________
                                     Name:
                                     Title:



                                  By:_______________________________________
                                     Name:
                                     Title:



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